Exhibit 3.5

Form of Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER.

WARRANTS TO PURCHASE ________

SHARES OF COMMON STOCK OF

                            WIND WORKS POWER CORP.

THIS CERTIFIES that, for value received, __________ s  (the “Holder”), is entitled to purchase from Wind Works Power Corp., a Nevada corporation ,(the “Corporation”),  ________  fully paid, non-assessable shares of the Corporation’s common stock (the “Common Stock”) at an exercise price of $__________ per share (the “Exercise Price”), subject to adjustment as set forth in Section 10 hereof, at any time until 5:00 P.M., Eastern time, on __________   (the “Termination Date”).

1.           Title to Warrant.  The Warrant will be titled in the name of the Holder.  If prior to the Termination Date and subject to compliance with applicable securities laws and Section 6 (a), this Warrant may be transferred by the Holder.

2.           Authorization of Shares.  The Corporation covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant (the “Warrant Shares”) will, upon the exercise of such rights, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.           Exercise of Warrant.  The exercise of the purchase rights represented by this Warrant may be made at any time, before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the principal executive office of the Corporation (or such other office or agency of the Corporation as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or Canadian chartered bank in US funds, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased.  Certificates for Warrant Shares shall be delivered to the Holder within ten (10)  days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised, and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to have become the holder of record of such Warrant Shares for all purposes, as of the date the Warrant has been exercised, by payment to the Corporation of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 4 prior to the issuance of the Warrant Shares have been paid.

4.           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Corporation may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.           Closing of Books.  The Corporation will not close its shareholder books or records in any manner that prevents the timely exercise of this Warrant.

6.           Transfer, Division and Combination.

(a)           The Holder acknowledges that the subsequent sale, transfer, assignment or other disposition of the Warrant or Warrant Shares are subject to the rules and regulations of the Securities and Exchange Commission.

(b)           Subject to compliance with Section 6(a), the transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Corporation to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Corporation (or such other office or agency of the Corporation as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Corporation), together with the Assignment Form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Corporation shall execute and deliver one or more new Warrant certificates in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant certificate evidencing the portion of this Warrant not so assigned, and this Warrant Certificate shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by the assignee thereof without the requirement for  a new Warrant certificate to first be issued.

(c)           This Warrant may be divided or combined with other Warrants for Common Stock upon presentation hereof at the aforesaid office or agency of the Corporation, together with a written notice specifying the names and denominations in which a replacement Warrant certificate is to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 6(a) and 6(b) hereof as to any transfer which may be involved in such division or combination, the Corporation shall execute and deliver a new Warrant certificate or certificates in exchange for the Warrants (including this Warrant) to be divided or combined in accordance with such notice.

(d)           The Corporation shall prepare, issue and deliver at its own expense (other than transfer taxes) the replacement Warrant certificate or certificates under this Section 6.

(e)           The Corporation agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of this Warrant and other Warrants for Common Stock.

7.           No Rights as Shareholder until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

8.           Loss, Theft, Destruction or Mutilation of Warrant.  The Corporation covenants that upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

9.           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day which is not a Saturday, Sunday or legal holiday.

10.        Adjustments of Exercise Price and Number of Warrant Shares.

(a)           Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In the event the Corporation shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Corporation which he would have owned or have been entitled to receive had such Warrant been exercised in advance of such event.  Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Corporation which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an exercise price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Corporation resulting from such adjustment.  An adjustment made pursuant to this Section 10 (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)           Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In the event the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including Warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  In the event of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 10.  For purposes of this Section 10, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any Warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 10 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

11.           Notice of Adjustment.  Whenever the number of Warrant Shares, number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Corporation shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment setting forth the number of Warrant Shares and Other Property purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares and Other Property after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.  Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

12.           Notice of Corporate Action.  If at any time:

(a) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right;

(b) there shall be any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger of the Corporation with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Corporation to, another corporation; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of such cases, the Corporation shall give to Holder (i) at least three (3) days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least three (3) days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Corporation and delivered in accordance with Section 14(c).

13.  Authorized Shares.

(a)           The Corporation covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares.  The Corporation further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Corporation will take all such reasonable action as may be necessary to ensure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the stock exchange(s) upon which the Common Stock is listed.

(b)           The Corporation shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Corporation will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Corporation to perform its obligations under this Warrant.

(c)           Upon the request of the Holder, the Corporation will, at any time during the period this Warrant is outstanding acknowledge in writing, in a form reasonably satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Corporation hereunder.

(d)           Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrant, the Corporation shall take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

(e)           Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Corporation shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereover.

14.           Miscellaneous.

(a)           Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Corporation.  This Warrant shall constitute a contract under the laws of the state of Nevada  without regard to its conflict of law principles or rules.

(b)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Corporation shall be sufficiently given if delivered personally or by prepaid mail to the last address of the Holder on the records of the Corporation and shall be effective immediately if given personally and if, delivered by mail, 5 days after mailing.

(c)           Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

(d)           Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(e)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Corporation and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant and shall be enforceable by all such holders.

(f)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Holder.

(g)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(h)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated this ____________

WIND WORKS POWER CORP.

By: _____________________________
Name:
Title:

NOTICE OF EXERCISE

To:           Wind Works Power Corp.

The undersigned hereby elects to purchase ________ shares of Common Stock (the “Common Stock”), of Wind Works Power Corp. pursuant to the terms of the attached Warrant and:

❑	tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any; or

❑	elects for a cashless exercise.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

___________________________________________________________
(Name)

___________________________________________________________
(Address)

___________________________________________________________

___________________________________________________________
Social Security or Tax Identification Number

Dated:  _________________________

_________________________________________
Signature

_________________________________________
Print Name

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ______________________________________________________________________________

whose address is ______________________________________________________________________________

______________________________________________________________________________

Dated: ________________________

Holder's

Signature: _________________________________________________

                                                      Signature Guaranteed:

NOTE:  The signature on this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.